As filed with the Securities and Exchange Commission on March 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	20-1898451
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California  93401

(Address of Principal Executive Offices)(Zip Code)

 _____________________

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full title of the plan)

 _____________________

Richard L. Stollmeyer

President and Chief Executive Officer

MINDBODY, Inc.

4051 Broad Street, Suite 220

San Luis Obispo, California  93401

(877) 755-4279

(Name, address and telephone number, including area code, of agent for service)

_____________________

Copy to:

Jon Avina Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Kimberly Lytikainen General Counsel and Secretary MINDBODY, Inc. 4051 Broad Street, Suite 220 San Luis Obispo, California 93401 (877) 755-4279

 _____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.000004 par value per share, reserved for issuance pursuant to the 2015 Equity Incentive Plan	1,961,368(2)	$11.88 (3)	$23,301,051.84	$2,346.42
Class A common stock, $0.000004 par value per share, reserved for issuance pursuant to the 2015 Employee Stock Purchase Plan	392,273(4)	$10.10 (5)	$3,961,957.30	$398.97
TOTAL:	2,353,641		$27,263,009.14	$2,745.39

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A common stock”) that become issuable under the Registrant’s 2015 Equity Incentive Plan (“2015 EIP”) and the Registrant’s 2015 Employee Stock Purchase Plan (“2015 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

(2)

Represents shares of the Registrant’s Class A common stock that were automatically added to the shares reserved for issuance under the 2015 EIP on January 1, 2016 pursuant to an “evergreen” provision contained in the 2015 EIP.  Pursuant to such provision, on January 1 of each fiscal year, commencing on January 1, 2016, the number of shares reserved for issuance under the 2015 EIP is automatically increased by a number equal to the least of: (i) 3,915,682 shares of the Registrant’s Class A common stock; (ii) 5% of the outstanding shares of all classes of the Registrant’s common stock on the last day of the immediately preceding fiscal year; or (iii) an amount as the Registrant’s board of directors may determine.

(3)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the NASDAQ Global Market on February 29, 2016.

(4)

Represents shares of the Registrant’s Class A common stock that were automatically added to the shares authorized for issuance under the 2015 ESPP on January 1, 2016 pursuant to an “evergreen” provision contained in the 2015 ESPP.  Pursuant to such provision, on January 1 of each year, commencing on January 1, 2016, the number of shares reserved for issuance under the 2015 ESPP is automatically increased by a number equal to the least of: (i) 783,136 shares of the Registrant’s Class A common stock; (ii) 1% of the outstanding shares of all classes of the Registrant’s common stock on the last day of immediately preceding fiscal year; or (iii) an amount as the Registrant’s board of directors may determine.

(5)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of $11.88 per share, which is the average of the high and low prices of the Registrant’s Class A common stock as reported on the NASDAQ Global Market on February 29, 2016. Pursuant to the 2015 ESPP, the purchase price of the shares of Class A common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Class A common stock on the first trading day of the offering period or on the exercise date.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-205125

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its Class A common stock for issuance under the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2015 (File No. 333-205125). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

MINDBODY, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-37453), filed with the Commission on March 4, 2016;
(2)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(3)

The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37453) filed with the Commission on June 16, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 8. Exhibits

Exhibit Number	Description
4.1(1)	Form of common stock certificate of Registrant.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
99.1(2)	MINDBODY, Inc. 2015 Equity Incentive Plan and related form agreements.
99.2(3)	MINDBODY, Inc. 2015 Employee Stock Purchase Agreement and related form agreements.

__________

(1)	Incorporated by reference from Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204068), filed with the Commission on June 8, 2015.
(2)	Incorporated by reference from Exhibit 10.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204068), filed with the Commission on June 8, 2015.
(3)	Incorporated by reference from Exhibit 10.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204068), filed with the Commission on June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Luis Obispo, State of California, on March 4, 2016.

MINDBODY, INC.

By: /s/ Richard L. Stollmeyer

       Richard L. Stollmeyer

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard L. Stollmeyer and Brett White, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard L. Stollmeyer Richard L. Stollmeyer	President and Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2016

/s/ Brett White Brett White	Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2016

/s/ Katherine Blair Christie Katherine Blair Christie	Director	March 4, 2016

/s/ Jeremy Levine Jeremy Levine	Director	March 4, 2016

/s/ Eric Liaw Eric Liaw	Director	March 4, 2016

/s/ Robert Murphy Robert Murphy	Director	March 4, 2016

/s/ Tyler Newton Tyler Newton	Director	March 4, 2016

/s/ Graham Smith Graham Smith	Director	March 4, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Form of common stock certificate of Registrant.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
99.1(2)	MINDBODY, Inc. 2015 Equity Incentive Plan and related form agreements.
99.2(3)	MINDBODY, Inc. 2015 Employee Stock Purchase Agreement and related form agreements.

__________

(1)	Incorporated by reference from Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204068), filed with the Commission on June 8, 2015.
(2)	Incorporated by reference from Exhibit 10.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204068), filed with the Commission on June 8, 2015.
(3)	Incorporated by reference from Exhibit 10.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204068), filed with the Commission on June 8, 2015.